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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                   MAY 3, 2002


                              24/7 REAL MEDIA, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







           DELAWARE                    1-14355                  13-3995672
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION)                                              IDENTIFICATION NO.)



                    1250 BROADWAY, NEW YORK, NEW YORK, 10001
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)




        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 231-7100

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 3, 2002, the Company completed the sale of certain assets related to its US Email list management product, including customer contracts, certain intangibles and employee relationships, to 24/7 Mail, Inc. a wholly owned subsidiary of Naviant. Under the terms of the sale, the notional purchase price payable by the buyer was approximately $4.5 million. The purchase price is comprised of (i) $1 million that was paid in cash at closing; (ii) $1 million in the form of a non interest bearing installment note with $350,000 due in ninety days, $350,000 due in one hundred and eighty days and $300,000 due in two hundred and seventy days:, (iii) an earn-out payable quarterly over the next 45 months, based on 5% of Net Revenue (as defined in the Asset Purchase Agreement) with minimum payments of $600,000 and a maximum of $2 million. Lastly, pursuant to a $500,000 non interest bearing installment note, half of which is payable on each of April 30, 2004 and April 30, 2005, Naviant has the option either to (i) issue to the Company a number of shares currently comprising 19.9% of 24/7 Mail, Inc. or (ii) pay the Company cash in lieu of the shares. The consideration paid to the Company was determined as a result of arms-length negotiations between the buyer and the Company.

The consideration paid to the Company was determined as a result of negotiations between the buyer and the Company. We expect to record a loss on the sale of approximately $0.8 million in the second quarter of 2002. The loss is subject to adjustment based on the actual assets and liabilities sold and actual transaction expenses incurred.

See the Company's historical consolidated financial statements included in 24/7 Real Media's Annual Report on Form 10-K for the year ended December 31, 2001 and its quarterly report on Form 10-Q as of and for the three months ended March 31, 2002 for additional information.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of Businesses Acquired

      Not applicable

(b)   Unaudited Pro Forma Consolidated Financial Information

      Introduction to Unaudited Pro Forma Consolidated Financial
      Statements

      Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2002

      Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2002 and the year ended December 31, 2001

      Notes to Unaudited Pro Forma Consolidated Financial Statements

(c)   Exhibits

      Previously filed on Form 8K

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INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION

      The unaudited pro forma consolidated statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 give effect to the sale of the email assets, as if it had occurred on January 1, 2001 and 2002, respectively. The unaudited pro forma consolidated balance sheet as of March 31, 2002, gives effect to sale of the email assets as if it had occurred on March 31, 2002.

      24/7 Real Media, Inc. believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma consolidated financial statements. The pro forma adjustments do not include any returns that we might have earned on the sale proceeds if any.

      The unaudited pro forma consolidated statement of operations and unaudited pro forma consolidated balance sheet are unaudited and were derived by adjusting the historical consolidated financial statements of 24/7 Real Media, Inc., which includes the results of the business. The unaudited pro forma consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of 24/7 Real Media, Inc.'s consolidated financial position or results of operations had the transaction been consummated on the date assumed and do not project 24/7 Real Media, Inc.'s consolidated financial position or results of operations for any future date or period.

      The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with 24/7 Real Media, Inc.'s historical consolidated financial statements and notes thereto included in 24/7 Real Media, Inc.'s Annual Report on Form 10-K as of and for the year ended December 31, 2001 and its quarterly report on Form 10-Q as of and for the three months ended March 31, 2002.

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                              24/7 REAL MEDIA, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002

                        (in thousands, except share data)


                                                                         24/7                 PRO FORMA             PRO FORMA
                                                                       HISTORICAL            ADJUSTMENTS(1)         COMBINED
                                                                       -----------           -----------           -----------
                               ASSETS

Current assets:
   Cash and cash equivalents .....................................     $     4,668                 1,000 (i)       $     5,668
   Accounts receivable, net ......................................           8,820                                       8,820
   Receivable from related party .................................             600                                         600
   Prepaid expenses and other current assets .....................           2,252                 1,000 (ii)            3,409
                                                                                                     157 (iii)
                                                                       -----------                                 -----------

       Total current assets ......................................          16,340                                      18,497

Property and equipment, net ......................................           5,217                                       5,217
Intangible assets, net ...........................................          13,979                (3,846)               10,133
Other assets .....................................................           2,332                   424 (iv)            3,306
                                                                                                     550 (iii)
                                                                       -----------                                 -----------
       Total assets ..............................................     $    37,868                                 $    37,153
                                                                       ===========                                 ===========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable ..............................................     $     7,947                    40(v)              7,987
   Accrued liabilities ...........................................          13,495                                      13,495
   Current installments of obligations under capital leases ......              47                                          47
   Deferred revenue ..............................................           2,134                                       2,134
   Deferred gain on sale of non-core assets ......................             684                                         684
                                                                       -----------                                 -----------
       Total current liabilities .................................          24,307                                      24,347
                                                                       -----------                                 -----------

Obligations under capital leases, excluding current installments .              97                                          97
Loan payable - related party .....................................           6,000                                       6,000
Minority interest ................................................              21                                          21
Stockholders' equity:
    Preferred stock ..............................................              --                                          --
    Common stock .................................................             502                                         502
    Additional paid-in capital ...................................       1,070,528                                   1,070,528
    Deferred stock compensation ..................................            (531)                                       (531)
    Accumulated other comprehensive loss .........................             (77)                                        (77)
    Accumulated deficit ..........................................      (1,062,979)                 (755)           (1,063,734)
                                                                       -----------                                 -----------
        Total stockholders' equity ...............................           7,443                                       6,688
                                                                       -----------                                 -----------

Commitments and contingencies

       Total liabilities and stockholders' equity ................     $    37,868                                 $    37,153
                                                                       ===========                                 ===========

See accompanying notes to the unaudited Pro Forma financial statements

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                              24/7 REAL MEDIA, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002
                 (in thousands, except share and per share data)

                                                                    24/7              EMAIL           PRO FORMA
                                                                 HISTORICAL       HISTORICAL(2)       COMBINED
                                                                ------------      ------------      ------------
Revenues:
      Integrated media solutions ..........................     $      7,516            (1,274)     $      6,242
      Technology solutions ................................            3,235                --             3,235
                                                                ------------      ------------      ------------
            Total revenues ................................           10,751            (1,274)            9,477

Cost of revenues:
      Integrated media solutions ..........................            5,236              (758)            4,478
      Technology solutions ................................              852                --               852
                                                                ------------      ------------      ------------
            Total cost of revenues ........................            6,088              (758)            5,330

            Gross profit ..................................            4,663              (516)            4,147
                                                                ------------      ------------      ------------

Operating expenses:
      Sales and marketing .................................            3,044              (297)            2,747
      General and administrative ..........................            3,970               (65)            3,905
      Product development .................................            1,338              (147)            1,191
      Other expenses:
         Amortization of goodwill, intangibles and advances              542                --               542
         Stock-based compensation .........................              270                (4)              266
         Gain on sale of non-core assets, net .............             (874)               --              (874)
                                                                ------------      ------------      ------------
            Total operating expenses ......................            8,290              (513)            7,777
                                                                ------------      ------------      ------------
            Operating loss ................................           (3,627)               (3)           (3,630)

Interest income (expense), net ............................              (38)               --               (38)
                                                                ------------      ------------      ------------

Loss from continuing operations ...........................           (3,665)               (3)           (3,668)

Loss per share from continuing
      operations - basic and diluted ......................     $      (0.07)               --       $     (0.07)

Weighted average common shares outstanding ................       49,873,034                          49,873,034
                                                                ============                        ============


See accompanying notes to the unaudited Pro Forma financial statements

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                              24/7 REAL MEDIA, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMEBER 31, 2001
                 (in thousands, except share and per share data)


                                                                  24/7             EMAIL           PRO FORMA
                                                               HISTORICAL       HISTORICAL(2)       COMBINED
                                                              ------------      ------------      ------------
Revenues:
    Integrated media solutions ..........................     $     36,470            (7,380)     $     29,090
    Technology solutions ................................           15,906                --            15,906
                                                              ------------      ------------      ------------
          Total revenues ................................           52,376            (7,380)           44,996

Cost of revenues:
    Integrated media solutions ..........................           32,213            (6,062)           26,151
    Technology solutions ................................            5,500                               5,500
                                                              ------------      ------------      ------------
          Total cost of revenues ........................           37,713            (6,062)           31,651

          Gross profit ..................................           14,663            (1,318)           13,345
                                                              ------------      ------------      ------------

Operating expenses:
    Sales and marketing .................................           21,471            (1,331)           20,140
    General and administrative ..........................           35,294            (2,368)           32,926
    Product development .................................           15,350              (805)           14,545
    Other expenses:
       Amortization of goodwill, intangibles and advances           20,464            (5,736)           14,728
       Stock-based compensation .........................            3,230                --             3,230
       Restructuring and exit costs .....................           18,201               (40)           18,161
       Gain on sale of non-core assets, net .............           (2,000)               --            (2,000)
       Impairment of intangible assets ..................           74,394           (25,323)           49,071
                                                              ------------      ------------      ------------
          Total operating expenses ......................          186,404           (35,603)          150,801
                                                              ------------      ------------      ------------
          Operating loss ................................         (171,741)           34,285          (137,456)

Interest income (expense), net ..........................              790               (42)              748
Gain on sale of investments, net ........................            4,985                --             4,985
Impairment of investments ...............................           (3,089)               --            (3,089)
                                                              ------------      ------------      ------------

Loss from continuing operations .........................         (169,055)           34,243          (134,812)

Loss per share from continuing
    operations - basic and diluted ......................     $      (3.80)               --      $      (3.03)

Weighted average common shares outstanding ..............       44,438,527                          44,438,527
                                                              ============                        ============



See accompanying notes to the unaudited Pro Forma financial statements

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                              24/7 REAL MEDIA, INC.
              NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     (1) To reflect the sale of certain email assets to 24/7 Mail, Inc. a wholly owned subsidiary of Naviant ("Purchaser"). The Company has reflected the earnout and the notes receivable based on a fair value analysis. The actual amount recognized may differ, however, the maximum potential earn out is limited to $2 million. No consideration has been given to the fact that Naviant may at its discretion repay the $500,000 installment note in the form of 24/7 Mail, Inc. stock as this is contingent upon Naviant's decision and if triggered will depend upon an equivalent value of 24/7 Mail, Inc. stock at the date of payment.


                   Consideration:
          (i)   Intial cash consideration received at closing                                 $ 1,000
          (ii)  $1 million installment note receivable - Naviant                                1,000
          (iii) Net present value of earnout based on net revenues through December 2005          707
          (iv)  Net present value of $500,000 installment note receivable                         424
                                                                                        -------------

                                                                                                3,131

          (vi)  Estimated transactional costs                                                     (40)
                  Net assets sold                                                              (3,846)
                                                                                        ==============
                                                           Loss on sale                        $ (755)
                                                                                        ==============


     (2) To eliminate the historical operations of the email list management product. The amounts reflected include certain allocations of corporate overhead based upon head count associated with the email list management product line.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                24/7 Real Media, Inc


Date May 17, 2002                               By: /s/ Mark E. Moran
                                                   ------------------
                                                Senior Vice President and
                                                General Counsel